     As filed with the Securities and Exchange Commission on March 16, 1999
                                REGISTRATION No.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form SB-2
             Registration Statement Under the Securities Act of 1933


                         ENERGY LIBERTY UNLIMITED, INC.
                 (Name of small business issuer in its charter)

         Florida                            8712                      59-3544104
(State or other jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization      Classification Code Number)     Identification No.)

                           Charles E. Harder, Chairman
                                   P.O. Box U
                          White Springs, Florida 32096
                                  904-303-2200
                      (Address and telephone of principal
              executive offices and principal place of business)


                              Lawrence A. Lempert
                             1601 West Sligh Ave.
                               Tampa, Fl. 33604
                          813-935-2162 FAX 813-932-4221
              (Name, address and telephone of agent for service)

    Approximate Date of Proposed Sales to the Public: As soon as practicable after the Registration Statement becomes effective.

                                      CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                   Amount          Proposed        Proposed
    Title of Each Class of         To be            Maximum         Maximum             Amount of
  Securities to be Registered    Registered     Offering Price     Aggregate        Registration Fee (1)
                                                   Per Unit      Offering Price
----------------------------------------------------------------------------------------------------------
Common Stock, no par value.      3,000,000          $17.00        $51,000,000          $14,178.00
----------------------------------------------------------------------------------------------------------

==========================================================================================================

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  Subject To Completion, Dated (March 16, 1999)

                         ENERGY LIBERTY UNLIMITED, INC.

           3,000,000 Common Shares (maximum) at $17.00 for $51,000,000

Energy Liberty Unlimited, Inc., a Florida corporation, (the "Company") offers single family residential plans and related equipment whereby the Company's customers can construct and equip a home which operates without dependence on commercially available utilities including electricity and water. The Company is a development stage company with no operating history and no revenues.

To buy the stock, read the Prospectus and mail or wire your funds as described in the enclosed Subscription Agreement.

--------------------------------------------------------------------------------
PRICING TABLE                        PRICE           SALES         PROCEEDS  TO
                                  TO PUBLIC (1)  COMMISSION (2)     COMPANY(3)
--------------------------------------------------------------------------------
PER SHARE ....................   $     17.00     $        1.70        $  15.30

MINIMUM PURCHASE 100 SHARES ..      $1700.00     $      170.00        $1530.00

TOTAL MAXIMUM ................   $51,000,000     $   5,100,000     $45,900,000



1. The offering price was determined in the Company's discretion.
2. The Company's officers and directors are selling the shares without compensation. However, this column reflects the fact that the Company may engage one or more licensed broker dealers as selling agents for agreed upon commissions not to exceed ten percent (10%), who may allot a portion thereof to other licensed broker dealers assisting in the sales. The Company and broker dealers will mutually indemnify and defend each other for claims attributable to the indemnifying party. Persons selling or assisting in sales may be deemed to be underwriters under securities laws. No broker dealers or other terms of selling have been determined. 3. Before deducting offering expenses payable by the Company estimated to total $255,000 in the case of the Maximum Offering (.5% of gross proceeds). (See "Use of Proceeds", herein.) The proceeds from the sale of shares will be transmitted by noon of the business day following receipt, to the Company's bank account.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAVE THEY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities are being sold on a best efforts, no minimum amount basis. The offering will expire nine months after the effective date of the registration statement for the securities, if not updated by amendment or terminated sooner. A current prospectus will be available so long as the offering is continued. The shares are offered subject to prior sale, and the Company reserves the right to reject subscriptions in whole or in part, or to accept them in any order. The Company will send by U.S. mail to subscribers within thirty (30) days, signed copies of their Subscription Agreement and Common Stock certificates. The Company intends to qualify the securities in every state of the U.S. in which sales are solicited or made.

                             IMPORTANT INFORMATION
--------------------------------------------------------------------------------



         INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" HEREIN FOR CERTAIN SUBSTANTIAL RISKS TO INVESTORS.

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

         THE COMPANY IS A DEVELOPMENT STAGE COMPANY.

         THIS OFFERING IS INTENDED TO BE QUALIFIED (AS PROVIDED IN PUBLIC LAW 104-290) FOR OFFERING IN ALL STATES OF THE UNITED STATES IN WHICH SALES ARE SOLICITED OR MADE.

--------------------------------------------------------------------------------
                                   SUMMARY
--------------------------------------------------------------------------------

      The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere herein. See "Risk Factors" for a discussion of certain factors that should be considered in connection with an investment in the stock. THE COMPANY IS A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY AND NO REVENUES.

ENERGY INDEPENDENT RESIDENTIAL DESIGNS

      Limited operations have begun in White Springs, Florida where the Company has use of a test and demonstration site for its residential designs and equipment products. In April, 1999, sales commenced of an information package consisting of a book and video. The package includes home design and equipment information whereby the customer may build a residence which functions independently of all public and private utilities. The Company's information package serves to consolidate a diverse body of knowledge regarding the basic function and expected cost of the essential elements of alternative power systems. The customer is thereby enabled to efficiently become informed regarding topics otherwise requiring extensive and time consuming independent research. With the proceeds from this offering, the Company will promote its sale of residential plans and related equipment information as well as obtain for resale at competitive prices the related equipment manufactured by others.

SIGNIFICANT COST AND SECURITY ADVANTAGES

      In the opinion of management, the Company's home designs have significant economic, security and reliability advantages over traditionally equipped and designed single family residences. In addition to energy efficient residential designs, the ability to operate the residence without connection to any electric, water, or other utility provides a security and reliability advantage over traditional design whereby the home is typically totally dependent upon the uninterrupted provision by others of electricity, water and other utilities. THE COMPANY HAS INTEGRATED A NUMBER OF EXISTING TECHNOLOGIES TO CREATE ITS PRODUCT, AND HAS ADDED PROPRIETARY CONTENT NECESSARY TO MAKE THE RESIDENCE FULLY FUNCTIONAL AS WELL AS MORE COST EFFECTIVE AND SECURE.

THE COMPANY'S PEOPLE

      Charles E. Harder: Board Chairman and CEO, is a founder of Energy
Liberty Unlimited, Inc. He started his career in radio broadcasting at age 14 and later worked at commercial radio stations in Chicago, Tampa, and New York. He worked on-air for NBC Talknet and founded the Sun Radio Network and Peoples Radio Network. Mr. Harder also has a background in franchising, retailing and distribution as a result of his relationship with Freedom Satellite Systems of Tampa, Florida which had owned or franchised 16 retail stores in the mid 1980's. Mr. Harder has also hosted a national TV show and currently produces and hosts a daily radio talk show which is on-the-air via satellite weekdays via the Talk America Radio Network. Mr. Harder also spent much of his time in the study of alternative and solar energy starting with the time period during which President Carter began an initiative for the development and implementation of alternative energy. Mr. Harder founded the non-profit Peoples Network in 1987 and is currently with PNI.

      Mark V. Warner: President and a Director, is a founder of Energy Liberty Unlimited, Inc. From 1996 to 1998, Mr. Warner was Controller for the United Broadcasting Network, and prior thereto was a financial consultant to small and medium sized businesses. From 1984 to 1989 he was Vice President, Finance for Mnemonics, Inc. a computer systems government contractor. Mr. Warner was a Branch Chief with the National Aeronautics & Space Administration (NASA) at the Kennedy Space Center from 1980 to 1984. From 1977 to 1980 he was Vice President, Finance for the Rovac Corporation, a publicly held research and development company. From 1967 to 1968, Mr. Warner was a financial analyst with the Securities & Exchange Commission (SEC). On military leave from the SEC, Mr. Warner served from 1968 to 1970 with the U.S. Army Finance Corps as a data processing instructor, and returned to the SEC as a senior financial analyst from 1970 through 1977. Mr. Warner received his B.S. in Business Administration from the University of Florida, Gainesville, Florida and his MBA in Finance and Investments from the George Washington University, Washington, D.C.

      Daniel Donaldson: Director, is a founder of Energy Liberty Unlimited, Inc., and is responsible for the construction and testing of the Company's solar energy test facility. He served in the U.S. Army Corps of Engineers, and for the last 25 years has worked in all phases of the construction industry from residential to commercial. For 4 1/2 years he was the building construction manager at the Telford Hotel in White Springs, Fl. of which two years were also devoted to hosting the Helpful Handyman radio talk show. In 1988 Mr. Donaldson established The Creative Carpenter interior trim and cabinet business and is currently taking classes to acquire his state certified builders contractors license.

      Dianne A. Mayfield-Harder: Director, is a founder of Energy Liberty Unlimited, Inc., Board member and Treasurer of the Company. Mrs. Mayfield-Harder was educated in accounting and worked for years for the Tampa Sports Authority which operates the Tampa Stadium in Florida. Mrs. Mayfield-Harder had several duties including the accounting for three municipally owned golf courses. In 1987 she became comptroller for Sun Radio Network. In 1989 she was financial manager for Peoples Network, Inc. (PNI), which grew from a garage in Cedar Key, Florida to operating the historic three story 40 room Telford hotel which housed the PNI broadcast center in White Springs, Florida. Her duties included oversight of a 4.9 million dollar yearly budget and approximately 100 employees. Dianne Mayfield-Harder is the wife of Charles Harder and they have been married for 16 years.

      Douglas O. Perreault: Director, is a founder of Energy Liberty
Unlimited, Inc. In April 1997, Mr. Perreault began serving as the chief executive officer and the chief financial officer of American Community Oriented Radio Network, Inc., a wholly-owned subsidiary of Peoples Network, Inc. From April 1995 to April 1997, Mr. Perreault served as chief financial officer of TRADEex Electronic Commerce Systems, Inc., a multi-national provider of commerce management solutions software. From November 1987 to April of 1995, Mr. Perreault was employed in the public practice of accounting. Mr. Perreault has been a certified public accountant since October 1984 and has been a member of both the American Institute of CPA's and the Florida Institute of CPA's for over ten years. Mr. Perreault received his B.S. in Accounting from the State University of New York, College of Arts and Science, Plattsburgh, and is currently following the MBA program at the University of South Florida.

      Noel Jacoby is a Board member and a Professor of Economics at Lake City Community College, Lake City, Florida. He has taught for twenty five years and also has had many other positions in the private sector in real estate, insurance, production, publication and purchasing.

      Darlene Stewart is a Board member and has completed college graphics and art courses and has been in charge of start-up of several departments at PNI including a national newspaper and hotel and dining operations. Subsequently she worked for other firms including Super-Cuts haircutting system and located and opened retail hair salons for Super-Cuts. Her skills are in graphics and presentation of products and services for retailing and presentation to the public. Darlene Stewart is the daughter of Dianne Mayfield-Harder.

NOTE: THIS PROSPECTUS IS PART 1 OF AND OMITS CERTAIN INFORMATION CONTAINED IN
PART 2 OF THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH OMITTED INFORMATION INCLUDES, BUT IS NOT LIMITED TO THE
FOLLOWING: Charter and By-laws, consents of experts, opinion of legal counsel re: legality. Such information is available on request, for which there may be reasonable charges for copying.

RISK FACTORS
--------------------------------------------------------------------------------
AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE REGARDED AS SPECULATIVE. AS A RESULT, THE PURCHASE OF SHARES SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING:

A.    NO OPERATING HISTORY.

      The Company is newly organized, and is dependent upon the proceeds of this offering to implement its plan to market its plans and provide the equipment plan purchasers may order. Sale of the Company's residential plans commenced in April, 1999 and there can be no assurance that such will be sufficient to generate the funds necessary for the Company's continued operations. Accordingly, an investment in the Company's shares is highly speculative and is only a suitable investment for an investor who recognizes the high risks involved, has no need for liquidity in the investment, and who can afford a total loss of the investment. There cannot be any guarantee that the Company will be profitable or that additional capital will not be required.

B.    ILLIQUID INVESTMENT; RISK OF LOSS.

      This investment is not recommended for investors who do not have adequate additional liquid assets such that they can afford a long-term non-liquid investment and the risk of complete loss of the investment.

C.    DEPENDENCE ON MANAGEMENT.

      The Company is dependent on the services of the Company's principal Officers and Directors. In the Company's development stage, the loss of this management could have a materially adverse impact on the Company. The Company does not currently maintain any key-person life insurance policy, but is investigating acquiring this type of insurance.

D.    REGULATORY RISKS.

      At the present time, no regulations are known to the Company which would materially adversely affect the Company's contemplated operations. Future government regulation with respect to applications permitted for certain types of equipment possibly could have an adverse impact on the Company.

E.    CONTROL BY MANAGEMENT.

      Upon completion of this offering, the officers and directors of the Company will own, in the aggregate, 70% of the outstanding shares of the Company's common stock, assuming the maximum shares (3,000,000) are sold. Accordingly, the Company's management will continue to be able to elect a majority of the directors and thus control the management and affairs of the Company.

F.    COMPETITION.

      The residential industry and the alternative energy industry are highly competitive, and the Company will be competing with numerous other companies, both privately and publicly owned, which have substantially more resources and experience available to them than the Company. This includes regional and local developers, equipment suppliers, and existing energy independent living suppliers.

G.    ARBITRARY OFFERING PRICE.

      The initial price at which the shares are offered hereby has been arbitrarily set by the Company's management on a non-arm's length basis, and has no relationship to the book value per share, current earnings of the Company, (there having been none because of business development expenses), or other generally accepted measurement of value. Investors in this Offering will incur immediate and substantial dilution in net tangible book value of their shares. See "Dilution".

H.    LACK OF PUBLIC MARKET; NASDAQ APPLICATION WHEN ELIGIBLE.

      Prior to this Offering, there has been no public market for the shares offered, and none is anticipated to develop in the near future. In the event a regular public trading market does not develop, or is not sustained, any investment in the Company's Common Stock would be highly illiquid. Accordingly, an investor in the shares may not be able to sell the shares readily, if at all. Consequently, if as a result of some change in circumstances arising from an event not now contemplated, an investor wishes to transfer the shares owned, the investor may find he or she has only a limited or no ability to transfer or market the shares. The Company intends to apply for inclusion of its shares in the NASDAQ quotation system, assuming eligibility results from this Offering.

      The Company plans to seek the support of NASD member firms which are recognized market makers with the intention of obtaining their assistance in the creation of a viable market in the Company's securities for the benefit of its shareholders. In this regard, the Company may employ one or more finders to assist with introductions to appropriate market makers, for which such finders would be paid finders fees commensurate with current market practices. No such finders have been identified, nor have any proposed terms of their engagement been determined.

      Under Rule 15c2-11 under the Securities Exchange Act of 1934, broker-dealers acting as market makers are required to have certain current information about the Company before they can make a market and thereafter as they continue making a market in its common stock. If needed in addition to periodic reports filed with the Securities and Exchange Commission, the Company will furnish periodically to broker-dealers the information specified in Rule 15c2-11 in order to enhance such firms' ability to make a market in the Company's stock. There can be no assurance that market makers will be located to deal in the Company's securities.

I.    SUBSTANTIAL DILUTION.

      Purchasers of the shares offered hereby will suffer an immediate and substantial dilution of their investment. Specifically, in the case of the maximum offering, dilution will be up to $12.44 per share, or up to 73%, (or more if less than all shares are sold). (See "Dilution" herein, where the dilution is illustrated by a table).

J.    POSSIBLE NEED FOR ADDITIONAL FINANCING.

      The Company cannot guarantee that sufficient funding will be available from this offering to fund all its development and operational needs. In the event the Company requires additional financing, the Company may seek such financing through bank borrowing, debt, or other equity financing, or otherwise. There can be no assurance that such financing will be available to the Company on acceptable terms, if at all. The Company does not presently have a credit line available with any lending institution. Any additional equity financing may involve the sale of additional shares of the Company's Common Stock on terms that have not yet been established. These terms may (or may not) be more favorable than those contained herein. Any future sales of securities may (or may not) result in dilution to the investors herein.

K.    PENNY STOCK REGULATION.

      Broker-dealer practices in connection with transactions in "penny stocks" (also referred to as "designated securities") are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. If the Company's common stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.

L.    ADVERSE EFFECT ON MARKET PRICE OF FUTURE SALE OF SHARES.

      The 5,000,000 shares of Common Stock issued by the Company prior to this Offering were sold in private transactions in reliance on an exemption from registration under the Act. Accordingly, all of such securities are "restricted securities" within the meaning of Rule 144 and cannot be resold without registration, or except in reliance on Rule 144 or another applicable exemption from registration.

      In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of the Company, who beneficially owns "restricted shares" for a period of one to two years is entitled to sell within any three-month period, shares equal in number to the greater of (i)1% (30,000) of the then outstanding shares of Common Stock after this offering if the maximum shares are sold under this offering or (ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the Securities and Exchange Commission. The seller also must comply with the Form 144 notice and manner of sale requirements of Rule 144, and there must be current public information available about the Company. In addition, any person (or persons whose shares are aggregated) who is not, at the time of the sale, nor during the preceding three months, an affiliate of the Company, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to notice, manner of sale, public information or the volume limitations described above.

      Future sales of shares of Common Stock (or securities convertible into Common Stock) by the Company or as stated above could adversely affect the prevailing market price, if any, of the Company's Common Stock.

M.    DIVIDEND POLICY.

      The Company intends to pay dividends if and when the Company's operations become profitable. However, there can be no assurance that dividends will ever be paid on the Common Stock. No dividends on the Company's Common Stock have been declared or paid by the Company to date.

N.    EFFECT OF PREFERRED STOCK AS ANTI-TAKEOVER PROVISIONS.

      The Company currently has no authorized preferred stock, and the only anti-takeover provision available is the ownership position of its management group.

O.    DEPENDENCE ON PROPRIETARY TECHNOLOGY.

      The Company intends to rely on a combination of trade secrets, copyright laws, non-disclosure, non-circumvention and other contractual and technical measures to protect its proprietary technology. There can be no assurance that these provisions will be adequate to protect its proprietary rights. No single or closely related group of items of proprietary technology is material to the Company's business. Although the Company believes that its products and services do not infringe upon the proprietary rights of third parties; there can be no assurance that third parties will not assert infringement claims against the Company, or the Company's clients. See "Description of Business-Intellectual Property."

--------------------------------------------------------------------------------
                                   DILUTION
--------------------------------------------------------------------------------

        As of February 28, 1999, the aggregate net tangible book value of the Company's Common Stock was $(13,437.49) (See "Financial Statements"). The net tangible book value per share as of February 28, 1999 was $(0.00). Net tangible book value per share is calculated by dividing the tangible net worth of the Company (total tangible assets less total liabilities) by the number of shares of Common Stock outstanding.

         Giving effect to the sale by the Company of 3,000,000 shares of Common stock offered hereby (at the offering price of $17.00 per share and after deducting offering expenses), the pro forma net tangible book value of the Company as of February 28, 1999, would have been $45,631,563 or $4.56 per share. This represents an immediate increase in the net tangible book value of $4.56 to existing stockholders and an immediate dilution of $12.44 per share to the persons purchasing the shares offered hereby at the initial public offering price ("New Investors").

THE FOLLOWING TABLE ILLUSTRATES THE PER SHARE DILUTION TO THE NEW INVESTORS:

 MAXIMUM SUBSCRIPTIONS

Initial offering price per share.                                       $ 17.00

Net tangible book value before offering.                           $ (13,437.49)

Net tangible book value per share before the offering.                  $ (0.00)

Increase in net tangible book value per share attributable to
the cash payment by new investors.                                      $  4.56

Pro forma net tangible book value per share after offering              $  4.56

Dilution per share to New Investors.                                    $ 12.44

        The following tables summarize on a pro forma basis as of February 28, 1999, the number of shares of Common Stock purchased from the Company and the total consideration paid by existing stockholders and by new investors in the offering being made hereby (based on, in the case of new investors, an offering price of $17.00 per share).

OUTSTANDING SHARES OF TOTAL AUTHORIZED 100,000,000

At Maximum Subscription          Shares Purchased               Total Net Consideration
                             Number            Percent        Amount              Percent
-----------------------------------------------------------------------------------------
Officers, & Directors:      5,000,000.             50%     $       500.             0%
Treasury:                   2,000,000              20%
New Investors:              3,000,000.             30%     $45,900,000.           100%
-----------------------------------------------------------------------------------------
TOTAL:                     10,000,000.            100%     $45,900,500.           100%

--------------------------------------------------------------------------------
                             PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------


        The shares are being offered at the offering price set forth on the Cover Page of this Prospectus. An investor must purchase a minimum of 100 shares. The shares are being sold on a best efforts basis, subject to no minimum offering proceeds, up to a maximum of 3,000,000 shares. The offering expires six months after the Registration Statement becomes effective, unless terminated sooner or extended by the Company. A current prospectus will be available so long as the offering is continued, which shall be at the Company's discretion.

        The shares are being offered by the Company through its officers and directors who will not receive compensation therefor.

        The Company plans to seek the support of NASD member firms which are recognized market makers with the intention of obtaining their assistance in the creation of a viable market in the Company's securities for the benefit of its shareholders. In this regard, the Company may employ one or more finders to assist with introductions to appropriate market makers, for which such finders would be paid finders fees commensurate with current market practices. No such finders have been identified, nor have any proposed terms of their engagement been determined.

        Under Rule 15c2-11 under the Securities Exchange Act of 1934, broker-dealers acting as market makers are required to have certain current information about the Company before they can make a market and thereafter as they continue making a market in its common stock. The Company will furnish periodically to broker-dealers the information specified in Rule 15c2-11 if not contained in reports filed with the Securities and Exchange Commission in order to enhance such firms' ability to make a market in the Company's stock.

        The price at which the shares are offered hereby has been arbitrarily set by the Company's management, and has no relationship to the book value per share, current earnings of the Company, or other generally accepted measurement of value. No securities are to be offered for the account of any existing shareholder.

        The purchase price paid by investors must be wired or mailed directly to the Company by check, or money order, payable only to: "ENERGY LIBERTY UNLIMITED, INC." as stated in the enclosed Subscription Agreement.

        The proceeds from the sale of the shares will be transmitted to the Company bank account by noon of the business day following receipt. The shares are offered subject to prior sale and the Company reserves the right to reject any offer in whole or in part, or to accept subscriptions in any order, for any or no reason. The Company will send by U.S. mail to subscribers within thirty
(30) days, signed copies of the Subscription Agreement and Common Stock certificates.

--------------------------------------------------------------------------------
                                USE OF PROCEEDS
--------------------------------------------------------------------------------

        The Company will use the maximum proceeds primarily for commercialization of its products and distribution of related equipment. The following table illustrates the use of maximum proceeds. This summary table is a compilation of the financial projections illustrated near the end of this Prospectus.

--------------------------------------------------------------------------
                                                Maximum                    Footnote
              CATEGORY                      Subscriptions    Percentage
--------------------------------------------------------------------------
 Gross Offering Proceeds                      $51,000,000       100.0%       (1)
--------------------------------------------------------------------------
 Sales commission (Offering)                    5,100,000        10.0%       (2)
--------------------------------------------------------------------------
 Offering Expenses                                255,000         0.5%       (3)
--------------------------------------------------------------------------
 Equipment Inventory                           35,000,000        68.6%       (4)
--------------------------------------------------------------------------
 Expansion of fulfillment capacity              3,000,000         5.9%       (5)
--------------------------------------------------------------------------
 Management Salaries                            1,900,000         3.7%       (6)
--------------------------------------------------------------------------
 Sales and Promotion                            2,000,000         3.9%       (7)
--------------------------------------------------------------------------
 Engineering                                    1,200,000         2.4%       (8)
--------------------------------------------------------------------------
 Administration                                 2,545,000         5.0%       (9)
--------------------------------------------------------------------------
 Total                                        $51,000,000       100.0%       (10)
--------------------------------------------------------------------------

FOOTNOTES

(1) Same as Prospectus Cover Page Pricing table footnote (1).
(2) Same as Prospectus Cover Page Pricing table footnote (2).
(3) Other offering expenses; totaling approximately $255,000. For filing, accounting and legal fees, printing, travel, postage, delivery, miscellaneous, lodging, phone, promotion, blue sky, Internet promotional development. See item #25 in part-II for details.
(4) Equipment inventory requirements.
(5) Increase fulfillment capability
(6) Executive and senior management salary (three years).
(7) Advertising, sales promotions, trade shows, and related activities.
(8) System design, help desk support, and new feature development.
(9) Middle management and clerical support, including finance, accounting and employee benefits.
(10) To the extent revenues may cover certain of the expenses shown, then such amounts will be utilized to increase marketing and order fulfillment capability.

         If less than the maximum proceeds were to be received, the Company would expend the proceeds in approximately the same ratio as for the maximum proceeds. In such event, the Company could seek more funding. However, the Company's growth, market share, and profitability could be less than projected herein, by an amount that cannot be determined but might be substantial. Pending the actual use of proceeds for the stated purposes, the Company intends to invest the funds in U.S. Government issued securities, such as U.S. Treasury Bills.

-------------------------------------------------------------------------------
                            DESCRIPTION OF BUSINESS
-------------------------------------------------------------------------------

COMPANY HISTORY

        The Company was incorporated in Florida on December 17, 1998. Sales of the Company's book and video package commenced in April, 1999. The $49.95 information package relates to the Company's design for an energy self-sufficient residence which includes the equipment necessary for achieving such self sufficiency. Prior thereto, the Company's founders constructed a test facility with which to test the performance of a variety of items of equipment made by others, integrate the equipment operation, and achieve a residential design incorporating the equipment as well as achieve minimum cost for components.


DEMAND FOR ENERGY SELF-SUFFICIENT AFFORDABLE RESIDENCES

        In the opinion of management, a substantial market exists for relatively affordable single family residences which provide for the energy self sufficient operation of such residences. While market data is not readily available at reasonable cost or otherwise, it is management's experience that there exists a significant demand for home plans and integrated systems which insulate the owner from expected substantial increases in energy costs and potentially questionable energy availability. The market includes a substantial number of "baby boomers" for whom affordable retirement is becoming a significant concern particularly given the decline in savings rates for many families and individuals. In addition, affordable housing is an important concern for those affected by the significant downsizing trends experienced by numerous categories of workers in the labor market. The trends in utility costs and particularly those resulting in increases in electricity costs are expected to contribute significantly toward increasing demand for residences which operate independently of the established power distribution system.


PRODUCT

        The Company has designed and developed plans for energy self-sufficient residences and has tested the equipment made by others which is necessary for achieving such self sufficiency. In March, 1999, sales commenced of a book and video which include home design and equipment information whereby the customer may build a residence which functions independently of all public and private utilities. The Company's information package serves to consolidate a diverse body of knowledge regarding the basic function and expected cost of the essential elements of alternative power systems. The equipment includes solar panels, inverters, and batteries as well as propane powered electric generators, wind powered generators, and elevated gravity fed water storage, as examples. The customer is thereby enabled to efficiently become informed regarding topics otherwise requiring extensive and time consuming independent research. In the opinion of management, the Company's home designs have significant economic, security and reliability advantages over traditionally equipped and designed single family residences. In addition to energy efficient residential designs, the ability to operate the residence without connection to any electric, water, or other utility provides a security and reliability advantage over traditional design whereby the home is typically totally dependent upon the uninterrupted provision by others of electricity, water and other utilities. In addition to the Company's residential plans and related equipment information, the Company plans to obtain for resale at competitive prices the related equipment manufactured by others which is needed by the Company's customers for energy independence but which may not be available locally to such customers.

COMPETITION

        There exists extensive indirect competition for the Company inasmuch as a number of other companies manufacture the equipment and components incorporated into the Company's product. However, few competitors integrate the systems into a complete package of information whereby the customer avoids the extensive research required to independently obtain the information necessary to build an energy independent residence.


MARKETING

        The Company will initially focus its marketing efforts on utilization of the established advertising capabilities of the American Community Oriented Radio Network and it's distribution of the Chuck Harder radio program both directly and by means of over one hundred radio stations utilizing Talk America Radio Networks. Mr. Harder broadcasts consumer advocacy programming and over a number of years has established a significant listening audience. Advertising time will be utilized at competitive rates to reach a sizeable and well established audience which, in the opinion of management, is an audience particularly interested in both a cost effective and a secure residential environment for themselves and their families.

        In addition to radio, the Company plans to expand its internet web site to provide information and methodologies whereby alternative energy equipment may be efficiently purchased from the Company.


BUSINESS RELATIONSHIPS

        The Company is utilizing the services of American Community Oriented Radio Network to provide (1) advertising and promotion and (2) fulfillment services. Reference is made to "Marketing" for information regarding advertising and promotion.

INTELLECTUAL PROPERTY

        Energy Liberty Unlimited, Inc. has integrated existing technologies of residential construction and alternative energy technology to create the design of the residential plans offered to the Company's customers. The Company owns all intellectual property created, and all business and technical solutions developed are being treated as proprietary trade secrets.

REGULATORY AFFAIRS

        After careful review and research into the regulatory issues involved, the Company believes that its products will not be subjected to regulatory review.

EMPLOYEES

        The Company has one employee and has one of the founders working on an independent contractor basis.

DESCRIPTION OF PROPERTY

        The Company's property consists of office equipment.

MANAGEMENT

BACKGROUND OF MANAGEMENT

(A)      DIRECTORS:

         At the present time, the Company's Board of Directors consists of seven members:

CHARLES E. (CHUCK) HARDER, age 55, is a founder and Chairman of Energy Liberty Unlimited. He started his career in radio broadcasting at age 14 and later worked at commercial radio stations in Chicago, Tampa, and New York. He worked on-air for NBC Talknet and founded the Sun Radio Network and Peoples Radio Network. Mr. Harder also has a background in franchising, retailing and distribution as a result of his relationship with Freedom Satellite Systems of Tampa, Florida which had owned or franchised 16 retail stores in the mid 1980's. Mr. Harder has also hosted a national TV show and currently produces and hosts a daily radio talk show which is on-the-air via satellite weekdays via the Talk America Radio Network. Mr. Harder also spent much of his time in the study of alternative and solar energy starting with the time period during which President Carter began an initiative for the development and implementation of alternative energy. Mr. Harder founded the non-profit Peoples Network in 1987 and is currently with PNI.

MARK V. WARNER, age 54, is a founder and President of Energy Liberty Unlimited. From 1996 to 1998, Mr. Warner was Controller for the United Broadcasting Network, and prior thereto was a financial consultant to small and medium sized businesses. From 1984 to 1989 he was Vice President, Finance for Mnemonics, Inc. a computer systems government contractor. Mr. Warner was a Branch Chief with the National Aeronautics & Space Administration (NASA) at the Kennedy Space Center from 1980 to 1984. From 1977 to 1980 he was Vice President, Finance for the Rovac Corporation, a publicly held research and development company. From 1967 to 1968, Mr. Warner was a financial analyst with the Securities & Exchange Commission (SEC). On military leave from the SEC, Mr. Warner served from 1968 to 1970 with the U.S. Army Finance Corps as a data processing instructor, and returned to the SEC as a senior financial analyst from 1970 through 1977. Mr. Warner received his B.S. in Business Administration from the University of Florida, Gainesville, Florida and his MBA in Finance and Investments from the George Washington University, Washington, D.C.

DOUGLAS 0. PERREAULT, CPA, age 36, is a founder and Director of Energy Liberty Unlimited. In April 1997, Mr. Perreault began serving as the chief executive officer and the chief financial officer of American Community Oriented Radio Network, Inc., a wholly-owned subsidiary of Peoples Network, Inc. From April 1995 to April 1997, Mr. Perreault served as chief financial officer of TRADEex Electronic Commerce Systems, Inc., a multi-national provider of commerce management solutions software. From November 1987 to April of 1995, Mr. Perreault was employed in the public practice of accounting. Mr. Perreault has been a certified public accountant since October 1984 and has been a member of both the American Institute of CPA's and the Florida Institute of CPA's for over ten years. Mr. Perreault received his B.S. in Accounting from the State University of New York, College of Arts and Science, Plattsburgh, and is currently following the MBA program at the University of South Florida.

DIANNE MAYFIELD-HARDER, age 54, is a founder, Board member and Treasurer of the Company. Mrs. Mayfield-Harder was educated in accounting and worked for years for the Tampa Sports Authority which operates the Tampa Stadium in Florida. Mrs. Mayfield-Harder had several duties including the accounting for three municipally owned golf courses. In 1987 she became comptroller for Sun Radio Network. In 1989 she was financial manager for Peoples Network, Inc. (PNI), which grew from a garage in Cedar Key, Florida to operating the historic three story 40 room Telford hotel which housed the PNI broadcast center in White Springs, Florida. Her duties included oversight of a 4.9 million dollar yearly budget and approximately 100 employees. Dianne Mayfield-Harder is the wife of Charles Harder and they have been married for 16 years.

DANIEL DONALDSON, age 44, is a founder and Director of Energy Liberty Unlimited Inc. and is responsible for the construction and testing of the Company's solar energy test facility. He served in the U.S. Army Corps of Engineers, and for the last 25 years has worked in all phases of the construction industry from residential to commercial. For 4 1/2 years he was the building construction manager at the Telford Hotel in White Springs, Fl. of which two years were also devoted to hosting the Helpful Handyman radio talk show. In 1988 Mr. Donaldson established The Creative Carpenter interior trim and cabinet business and is currently taking classes to acquire his state certified builders contractors license.

DARLENE STEWART, age 36, is a Board member and has completed college graphics and art courses and has been in charge of start-up of several departments at PNI including a national newspaper and hotel and dining operations. Subsequently she worked for other firms including Super-Cuts haircutting system and located and opened retail hair salons for Super-Cuts. Her skills are in graphics and presentation of products and services for retailing and presentation to the public. Darlene Stewart is the daughter of Dianne Mayfield-Harder.

NOEL JACOBY, age 57, is a Board member and a Professor of Economics at Lake City Community College, Lake City, Florida. He has taught for twenty five years and also has had many other positions in the private sector in real estate, insurance, production, publication and purchasing.


(B)      PERSONS NOMINATED OR CHOSEN TO BECOME DIRECTORS:

         At the present time, no other person, other than those listed above, has been chosen or nominated to become a Director of the Company.

(C)      EXECUTIVE OFFICERS AND PERSONS CHOSEN TO BECOME EXECUTIVE OFFICERS:

         At present, the Company's Executive Officers consist of its Directors, mentioned above, Charles E. Harder as Chairman, Mark V. Warner, President, and Dianne Mayfield-Harder, Treasurer. It is anticipated that additional officers will be added.

(D)      CERTAIN LEGAL PROCEEDINGS:

         The Company is not aware of any legal proceedings within the last five years against any Director, Officer, Significant Employee, or candidate for any such position involving a petition under the Bankruptcy Act or any State insolvency law or of any receiver, fiscal agent or similar officer appointed by a court for the business or property of such person or any partnership in which he was general partner or within two (2) years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two (2) years before the time of such filing; nor is the Company aware of any of the above-mentioned persons being convicted in a criminal proceeding.

REMUNERATION OF MANAGEMENT

         The Company's current policy is that Directors serve without compensation. However; in the future, it may be in the Company's best interests to compensate Directors in a manner that will attract the most qualified people to serve on the Company's Board. To date the officers of the Company have served without compensation. The Company's management will determine when it is in the best interest of the Company to compensate officers.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 28, 1999 with respect to each director and officer and any person who is known to the Company to be the beneficial owner of five percent (5%) or more of the Company's outstanding Common Stock. Also set forth in the table is the beneficial ownership of all shares held by all directors and officers, individually and as a group.

--------------------------------------------------------------------------------

NAME AND ADDRESS                SHARES OWNED       PERCENT     PERCENT AFTER
OF OWNER                       BEFORE OFFERING                MAXIMUM OFFERING.
--------------------------------------------------------------------------------
Charles E. Harder              1,000,000(a)          14.3%        10.0%
Director, Chairman
P.O. Box U
White Springs, Fl 32096

Dianne Mayfield-Harder         1,000,000(a)          14.3%        10.0%
Director, Treasurer
P.O. Box U
White Springs, Fl 32096

Mark V. Warner                 1,000,000             14.3%        10.0%
Director, President
P.O. Box U
White Springs, Fl 32096

Douglas Perreault              1,000,000             14.3%        10.0%
Director
P.O. Box U
White Springs, Fl 32096

Dan Donaldson                  1,000,000             14.3%        10.0%
Director
P.O. Box U
White Springs, Fl 32096
--------------------------------------------------------------------------------
Subtotal                       5,000,000             71.4%        50.0%

Treasury                       2,000,000             28.6%        20.0%

New Shareholders               3,000,000             --           30.0%
From Offering
--------------------------------------------------------------------------------
TOTAL                         10,000,000            100.0%       100.0%


         (a) Within the knowledge of the issuer, no other person holds or shares the power to vote or direct the voting of securities described pursuant to subsection (a) above. No other person holds shares or the power to vote 5% or more of the issuer's voting securities.

         (b) The Company may utilize private stock shares as incentive or compensation for the product and service marketing efforts of the Company's employees, when appropriate.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         All transactions during the previous two years and any presently proposed transaction to which the issuer is a party in which any person having a relationship with the issuer has a direct or indirect material interest are the following transactions, and no others: the Company's fulfillment services will be provided by American Community Oriented Radio Network, Inc. which is a wholly owned subsidiary of Peoples Network, Inc. Peoples Network, Inc. is a non-profit corporation founded by Charles Harder, Chairman of the Company. In the opinion of management, the services provided by American Community Oriented Radio Network, Inc. are comparable to those provide by others in the fulfillment services industry.


SECURITIES DESCRIPTION

         The Company is offering only Common Stock in this Offering.

COMMON STOCK

         The Company is authorized to issue up to One Hundred Million (100,000,000) shares of Common Stock with no par value. 5,000,000 shares have been issued to five persons as of the date of this Prospectus. Each holder of Common Stock is entitled to one vote for each share held of record on each matter to be voted on by stockholders, except as otherwise may be provided by law.

         Subject to any preferences which may be granted to the holders of Preferred Stock (if ever authorized by the shareholders) which the Company could choose to issue in the future, each holder of Common Stock is entitled to receive ratably such dividends as may be declared by the Board of Directors from funds legally available. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to share ratability in all the assets after payment of all creditors, subject to the rights of any Preferred Stock then outstanding. The Common Stock does not have cumulative voting rights or preemptive purchase rights.

         The shares hereby offered, when paid for, will be fully paid and non-assessable.

PREFERRED STOCK

         The Company is not currently authorized to issue Preferred Stock. The Company currently has no plans to issue shares of Preferred Stock.

TRANSFER AGENT AND REGISTRAR

         The Company currently acts as its own Transfer Agent and Registrar for its Common Stock

LEGAL MATTERS

         Lawrence A. Lempert has provided a legal opinion as to certain matters relating to the issuance of the shares pursuant to applicable securities laws. This Prospectus has been prepared by the Company's management and its advisers.

                        INDEX TO FINANCIAL STATEMENTS OF
                         ENERGY LIBERTY UNLIMITED, INC.
                          (A Development Stage Company)


Financial Statements:

         Balance Sheet                           F-1

         Statement of Operations                 F-2

         Statement of Stockholders' Equity       F-2

         Statement of Cash Flows                 F-3

Notes to Financial Statements                    F-4

                        ENERGY LIBERTY UNLIMITED, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET

                               February 28, 1999
                                  (Unaudited)

                                    ASSETS

Current assets:
         Cash                                                      $     191.35
         Deposits                                                        250.00
         Receivables                                                     500.00
Total current assets                                                     941.35

Office Furniture and equipment, net                                    1,461.33

                                                                   $   2,402.68

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
         Accounts payable                                          $     700.54
         Loan Payable                                                 15,139.63
                  Total current liabilities                           15,840.17

Stockholders' Equity:
         Common stock, no par value, authorized 100,000,000 shares,
                  issued and outstanding 7,000,000                       500.00
         Deficit accumulated during the development stage            (13,937.49)

                  Total stockholders' equity (deficit)               (13,437.49)

                                                                   $   2,402.68

                        ENERGY LIBERTY UNLIMITED, INC.
                         (A Development Stage Company)

                            STATEMENT OF OPERATIONS

     For the period from December 17, 1998 (date of inception) through February 28, 1999


                                             December 17, 1998 through
                                                 February 28, 1999
                                                    (Unaudited)


Revenues                                           $        0.00
                                                     -----------

Costs and expenses:
         Product development and marketing             13,104.17
         General and administrative                       833.32
                                                     -----------
                  Total costs and expenses             13,937.49

                                                     -----------
                  Net loss                         $  (13,937.49)
                                                     ===========


See accompanying notes to financial statements.

                        ENERGY LIBERTY UNLIMITED, INC.

                         (A Development Stage Company)

                       Statement of Stockholders' Equity

         For the period from December 17,1998 (date of inception) through February 28, 1999

                                   Stock                             Total
                                                   Subscription   Accumulated    Stockholders'
                                   Common           Receivable      Deficit         Equity
                                   Shares

Common stock issued for cash      5,000,000           500               --         500
Treasury stock                    2,000,000
Net loss                                 --            --               --     (13,937.49)
Balances at February 28, 1999     7,000,000           500       (13,937.49)    (13,437.49)

See accompanying notes to financial statements.

                        ENERGY LIBERTY UNLIMITED, INC.
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS

         For the period from December 17, 1998 (date of inception) through February 28, 1999

                                                          Period
                                                          Ended
                                                       February 28,
                                                           1999
                                                       (Unaudited)

Cash flows from operating activities:
  Net loss                                          $   13,937.49

  Adjustments to reconcile net loss to net
   cash used in operating activities:
     Depreciation and amortization                          86.00
     Change in operating assets and
     liabilities:
       Accounts payable                                    700.54
       Other current assets                                250.00
                                                    -------------
          Net cash used in operating activities         13,400.95

Cash flows from investing activities:
   Purchase of equipment                                 1,547.33
                                                    -------------
          Net cash used in investing activities          1,547.33
                                                    -------------
               Net decrease in cash                     14,948.28

Cash at beginning of period                             15,139.63
                                                    -------------
Cash at end of period                               $      191.35
                                                    =============


                See accompanying notes to financial statements.

                        ENERGY LIBERTY UNLIMITED, INC.
                         (A Development Stage Company)

                         Notes to Financial Statements

    Period from December 17, 1998 (date of inception) to February 28, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a)  NATURE OF DEVELOPMENT STAGE OPERATIONS

          Energy Liberty Unlimited (the Company) was incorporated on December 17, 1998 in Florida. The Company provides a book, video and construction plans for single family residences incorporating a design and equipment which allows the facility to function without connection to the electrical power grid and/or any other utility. Operations of the Company through the date of these financial statements have been devoted primarily to product development and administrative activities. The Company's fiscal year end is December 31.


     (b)  EQUIPMENT

          Equipment is stated at cost. Depreciation is computed at the straight line method of the estimated useful lives of the assets of three years.

     (c)  INCOME TAXES

          Development stage operations for the period ended February 28,1999 resulted in a net operating loss. It is uncertain whether any tax benefit of net operating loss will be realized in future periods. Accordingly, no income tax provision has been recognized in the accompanying financial statements.

PROJECTIONS

         These projections have been prepared by the Company's management without regard to published guidelines of the AICPA and are not included in the financial statements of the Company.


SUMMARY OF FINANCIAL PROJECTIONS

         The following table summarizes a set of forward-looking market and financial projections based on the assumptions discussed in this section.

         1. Book and video sales increase and plateau through the fiscal quarters
         2.  Of the purchasers of the book and video, 2% purchase a house plan
         3. Direct costs for the book and video are maintained at or below $5.00 per unit and $25.00 per unit for house plans
         4.  Purchaser of a house plan will purchase $500.00 of equipment
         5.  Equipment sales are at cost plus 50%
         6.  Domestic sales only primarily in the Southeastern United States
         7. No sales to government, mobile home manufacturers, modular home manufactures, distributors, etc.


F Y 99                     1st. Q 99    2nd. Q 99      3rd. Q 99     4th. Q 99.

Residential packages:
--------------------

Book & video sales              0          14,000         13,600         12,100
Book & video revenue            0      $  699,300     $  679,320     $  604,395
House plan sales                0             230          2,114          1,889
House plan revenue              0      $   57,489     $  528,380     $  472,169

Total gross revenue             0      $  756,789     $1,207,700     $1,076,564
Less 40%                        0      $  302,715     $  483,080     $  430,626
Total net revenue               0      $  454,073     $  724,620     $  645,939

Book & video cost               0      $   70,000     $   68,000     $   60,500
House plan cost                 0      $    5,750     $   52,849     $   47,226
Total direct cost               0      $   75,750     $  120,849     $  107,726

Gross profit                    0      $  378,323     $  603,771     $  538,212

Equipment:
---------

Gross revenue                   0      $   89,000     $  933,046     $  959,520
Direct cost                     0      $   59,333     $  622,031     $  639,840
Gross profit                    0      $   29,667     $  311,015     $  319,840

Total:
-----

Gross profit                    0      $  407,990     $  914,787     $  858,052
Overhead               ($  19,000)     $  174,000     $  195,000     $  195,000
Net profit             ($  19,000)     $  233,990     $  719,787     $  663,052

                            SUBSCRIPTION AGREEMENT


      INVESTOR SUBSCRIPTION AGREEMENT FOR ENERGY LIBERTY UNLIMITED, INC.

Persons interested in purchasing shares of the Common Stock of Energy Liberty Unlimited, Inc. must return this completed Subscription Agreement along with their wire transfer, check or money order for their total payment, payable only to: ENERGY LIBERTY UNLIMITED, INC., P.O. Box U, White Springs, Florida 32096.

If and when accepted by Energy Liberty Unlimited, Inc., (the "Company"), this Subscription Agreement shall constitute a subscription for shares of Common Stock, no par value per share, of the Company. The minimum investment is $1,700 (100 shares). An accepted copy of this Agreement will be returned to you as your receipt, and a stock certificate will be issued to you shortly thereafter.

Method of Payment: (CIRCLE ONE) Check, Money Order or Wire (fax or e-mail for instructions) payable only to: "ENERGY LIBERTY UNLIMITED, INC.".

----------------------------------------
I hereby irrevocably tender this Subscription Agreement for the purchase of _________ shares at seventeen dollars ($17.00) per share. With this subscription Agreement, I tender payment in the amount of $__________ ($17.00 per share) for the shares subscribed.

In connection with this investment in the Company, I represent and warrant as follows:

     (a) Prior to tendering payment for the shares, I received the Company's final Prospectus dated ( ).

     (b) I am a bona fide resident of the state of ________________________.

Please issue the shares which I am purchasing as follows:

1. INDIVIDUAL(S)--if more than one owner, please issue as follows:

--- Tenants-in-Common (all parties must sign--each investor has an undivided interest)

--- Joint Tenants with Right of Survivorship (all parties must sign joint ownership)

--- Minor with adult custodian under the Uniform Gift to Minors Act in your state (the minor will have sole beneficial ownership)

------------------------------------------------------------------------------

-----------------------                     ----------------------------------
INVESTOR NO. 1 (PRINT NAME ABOVE)            INVESTOR NO. 2 (PRINT NAME ABOVE)


Street (residence address)                   Street (residence address)
-----------------------------------------   ----------------------------------


-----------------------------------------   ----------------------------------
City                  State          Zip     City            State        Zip

------------------------------------------    ----------------------------------
Home Tele.            Business Tele.          Home Tele.      Business Tele.


------------------------------------------    ----------------------------------
FAX                   e-mail                  FAX             e-mail


------------------------------------------    ----------------------------------
Social Security Number                        Social Security Number


------------------------------------------    ----------------------------------
Signature                      Date           Signature                  Date


ACCEPTED BY: ENERGY LIBERTY UNLIMITED, INC.

- ----------------------------------------
Name, Title                    Date.


                  SUBSCRIPTION FORM FOR OTHER THAN INDIVIDUAL

Purchasers of shares of the Common Stock of Energy Liberty Unlimited, Inc. for other than individuals must complete this form for the proper entity that will hold title to the shares. Send this completed Subscription Agreement along with the proper wire transfer, check or money order for the total payment, payable only to: ENERGY LIBERTY UNLIMITED, INC., P.O. Box U, White Springs, Florida 32096.

If and when accepted by Energy Liberty Unlimited, Inc., (the "Company"), this Subscription Agreement shall constitute a subscription for shares of Common Stock, no par value per share, of the Company. The minimum investment is seventeen hundred dollars ($1700.) (100 shares). An accepted copy of this Agreement will be returned to you as your receipt, and a stock certificate will be issued to you shortly thereafter.

Method of payment: (CIRCLE ONE) Check, Money Order or Wire (fax or e-mail for instructions) payable only to: "Energy Liberty Unlimited, Inc".

Entity:

[]  Corporation (authorized agent of corporation must sign)

[]  Existing Partnership (at least one partner must sign)

[]  Trust (all trustees must sign)

-----------------------------------------------------------
Name of Entity

-----------------------------------------------------------
Authorized Agent (print name above)

------------------------------------------------------------
Title of Authorized Agent

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Social Security or Federal Identification Number of Entity

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Street (business address) or address of Registered Agent

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City                State                   Zip

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Business Tele. or Home Tele. of Registered Agent of Entity

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FAX                        e-mail

The undersigned acknowledges under the penalties of perjury that the foregoing information is true, accurate, and complete.

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Signature                                            Date

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For a Trust, all Trustees must sign. Add a line for each to the Right of form.


ACCEPTED BY: ENERGY LIBERTY UNLIMITED, INC.

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Name, Title                                 Date.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.


                              SUMMARY OF CONTENTS

SUMMARY .....................................................       5
RISK FACTORS ................................................       7
DILUTION ....................................................      11
PLAN OF DISTRIBUTION ........................................      12
USE OF PROCEEDS .............................................      13
DESCRIPTION OF BUSINESS .....................................      14
DESCRIPTION OF PROPERTY .....................................      15
MANAGEMENT ..................................................      16
REMUNERATION OF MANAGEMENT ..................................      17
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS      18
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS ...      19
SECURITY DESCRIPTION ........................................      19
LEGAL MATTERS ...............................................      19
FINANCIAL STATEMENTS ........................................ 20 (F-1)
PROJECTIONS .................................................    (F-5)
SUBSCRIPTION AGREEMENT ......................................     A-1



                                Date of Issuance:
                                __________, 1999

                         Energy Liberty Unlimited, Inc.

                          "Affordable Primary Shelter"

                               3,000,000 (MAXIMUM)
                             SHARES OF COMMON STOCK

                                   PROSPECTUS

                         ENERGY LIBERTY UNLIMITED, INC.
                                   P.O. Box U
                             WHITE SPRINGS, FL 32096
                                 1-904-303-2200
                                energyliberty.com

                     --------------------------------------

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

The Company's Articles of Incorporation and Bylaws contain provisions indemnifying its directors and officers to the extent permitted by the Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act"), as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Company of the expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1993 Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution


         Filing Fee - SEC                                $    14,178.00
         Listing Fee -- Stock Exchange, If Qualified     $     5,000.00
         Transfer Agent & Registrar's Fees               $     5,000.00
         Accounting Fees                                 $    20,000.00
         Legal Fees                                      $    25,000.00
         Printing Expense                                $    30,000.00
         Indemnification Insurance Premium               $    10,000.00
         Miscellaneous                                   $    15,000.00
         Travel                                          $    20,000.00
         Postage & Delivery                              $    10,000.00
         Lodging                                         $    10,000.00
         Telephone                                       $    10,000.00
         Internet Development                            $    28,000.00
         State Blue Sky Preparation and Filing Fees      $    30,000.00
         Promotion and Advertising                       $    22,822.00

         Total                                           $   255,000.00

Item 26. Recent Sales of Unregistered Securities


In the past three (3) years the Company's sales of securities not registered under the Securities Act of 1933 were as follows:

     (b) Underwriter Non-Public Transferees. No underwriters. Five officers and directors.

     (c) Cash Offering Price, Commission.

         $ .0001 per share to officers and directors, no commission paid, cash sales (5,000,000 shares).

     (d) Directors/Officers Purchases ( persons, cash)

DATE                       SHARES            $/SH                TOTAL

3/15/99                   5,000,000          $ .0001            $500.00

TOTAL                     5,000,000          $ .0001            $500.00



Item 27. Exhibits

3i.  Articles of Incorporation

3ii. Bylaws

4. Common Stock voting rights per Articles of Incorporation Page 1, incorporated by reference from Exhibit 3i

5. Opinion of Lawrence A. Lempert as to the legality and non-accessibility of the securities being distributed

23b. Consent of Lawrence A. Lempert (filed as part of Exhibit 5)

Item 28. Undertakings

(A) To the extent the registrant is registering securities under Rule 415 under the Securities Act of 1933, the registrant will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act"), as amended, may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable. In the event that claims for indemnification against such liability (other than the payment by the Company of the expenses incurred or paid by a Director, Officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Company, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1993 Act and will be governed by the final adjudication of such issue.

Signatures

   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the Town of White Springs, State of Florida on March 15, 1999.

                               ENERGY LIBERTY UNLIMITED, INC.

                               /s/ Charles E. Harder
                               -------------------------------------
                               BY: Charles E. Harder
                               Chairman

Pursuant to the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

--------------------------------------------------------------------------------
Signature                             Title                        Date
--------------------------------------------------------------------------------


/s/ Charles E. Harder                Director, Chairman.       March 15, 1999.
-------------------------------
Charles E. Harder


/s/ Mark V. Warner                   Director, President       March 15, 1999.
-------------------------------
Mark V. Warner


/s/ Douglas O. Perreault             Director                  March 15, 1999.
-------------------------------
Douglas O. Perreault


/s/ Dianne A. Mayfield-Harder        Director, Treasurer       March 15, 1999.
-------------------------------
Dianne A. Mayfield-Harder


/s/ Daniel Donaldson                 Director                  March 15, 1999.
-----------------------
Daniel Donaldson


/s/ Darlene Stewart                  Director                  March 15, 1999.
------------------------
Darlene Stewart

/s/ Noel Jacoby                      Director                  March 15, 1999.
-----------------------
Noel Jacoby

INDEX TO EXHIBITS



Exhibit     Title of Exhibit
Number

3i.       Articles of Incorporation.............................................

3ii.      By Laws, as amended...................................................

5.        Opinion and  Consent of  Lawrence A. Lempert as to the legality and non-assessability of the securities being distributed.................